Exhibit 10.15.1
AGREEMENT GRANTING MOORAGE, DOCKAGE,
BERTHING AND OTHER RIGHTS
     This Agreement entered into this day by and between the City of Greenville, Mississippi, a municipal corporation (“City”), acting by and through The City Council of Greenville, and Cotton Club of Greenville, Inc., a Mississippi corporation with its principal place of business in Greenville, Mississippi (“Cotton Club”),
     WITNESSETH:
1.
     The City of Greenville, Mississippi, is a municipality in which there is situated a harbor that is a port of entry. Further, the said City owns the concrete wharf shown as a part of “Area 1” on the map or plat attached to Exhibit “1” hereto, both said exhibit and said plat being attached hereto and made a part hereof by reference. Said concrete wharf and the water fronting on same are situated within reasonable and practical proximity to said harbor and/or port. The City has determined that the granting to Cotton Club of Greenville, Inc. of the rights with respect to said portion of said wharf and the said water fronting thereon, upon the terms and conditions and with the safeguards herein stated, is needful for the convenient use of the same in the aid of commerce, for industrial use, and that said terms, conditions and safeguards are such as will best promote and protect the public interest. The terms and conditions, and the monetary moorage and user fees herein stated, have been found by the City to be adequate and have been approved by the City in an order or resolution authorizing the same.
2.
     Wherefore, premises considered, City hereby gives and grants unto Cotton Club, upon the terms and conditions and for the consideration hereinafter set forth, the following described moorage, dockage, berthing and other rights.
3.
     Cotton Club is hereby granted and shall have, during the term hereof, the exclusive right to moor, dock, berth, tie and/or affix a barge, barges and/or other facilities in the operation of a gaming establishment (including related purposes such as restaurant and beverage services), but for no other purposes, to the portion of the City lake front described in Section A of Exhibit “1” which is attached hereto and incorporated herein by reference, to include the right to affix cables, walkways, hoses and other facilities thereto, and to exercise all of the other rights described in said Section A of Exhibit “1”.
4.
     The term of this Agreement shall commence on the 1st day of April 1993, and end at midnight on the 31st day of August, 1995. At the expiration of the original term, Cotton Club shall have the option of three (3) additional five (5) year option terms, to be renewed automatically, unless written notice of termination is given to City by Cotton Club sixty (60) days prior to the expiration date of the then existing term. If Cotton Club shall permanently cease to operate a gaming establishment and removes its casino vessel from the Greenville water front, then, subject to the provisions of paragraph 8, this Agreement may be terminated by City upon giving 30 days written notice to Cotton Club. Upon the termination of this Agreement, at City’s election, any mooring dolphins installed by Cotton Club may either be and become the sole property of City or Cotton Club may be required by City to remove same at Cotton Club’s sole cost and expense.
5.
     As moorage and user fees for the rights herein granted, Cotton Club hereby agrees to pay City the sum of $900.00 per month payable in advance on the 1st day of April and on the 1st day of each month thereafter during the original term of this Agreement. Such fees for each option term hereunder shall be subject to a cost of living increase to be based on the Consumer Price Index using April, 1993 as the base period.
6.
     As part of the consideration for this Agreement, Cotton Club may and shall construct and install utility lines and facilities, and water and sewer lines, to City’s specifications, on and across the City’s property described in Section B of Exhibit “1”, and across the levee, and to connect Cotton Club’s gaming establishment to City’s water and sewer system. Upon completion of said water and sewer improvements and the approval thereof by City, the said water and sewer lines shall be conveyed by Cotton Club to City at no cost, and City agrees to thereafter maintain the same as part of its water and sewer system.
7.
     Cotton Club, as a material part of the consideration herein, hereby waives all claims against City for damages to goods, equipment or merchandise or other items of personal property, and for injuries to persons, including death, arising out of Cotton Club’s exercise of its rights herein granted. Cotton Club hereby agrees to hold City exempt and harmless from any loss, damage, expense or injury, including death, to any person, or to the goods, equipment, merchandise or property of any person or persons arising from the exercise of the rights herein granted by City. Cotton Club further agrees that it will at all times during the term of this Agreement or any option term hereunder, at its own expense, carry and maintain public liability insurance in the limits of not less than $1,000,000.00 with City named as an additional assured therein, to protect the City from any and all claims for personal injury, including death, and property damage which may arise from Cotton Club’s exercise of its rights under this Agreement. Certificates of such insurance shall be filed with City and shall be subject to City’s approval.
8.
     Cotton Club shall not assign its rights under this Agreement, or any portion thereof, or grant moorage, dockage, berthing or other rights to any third party, without first obtaining the written consent of City, which consent will not be unreasonably withheld. Cotton Club hereby agrees and obligates itself in the exercise of its rights hereunder to conform to and abide by any rules, regulations, restrictions or ordinances that are now or may hereafter be imposed or promulgated by City, the Greenville Port Commission, and/or the Board of Mississippi Levee Commissioners. Cotton Club further agrees that no illegal activity will be conducted or permitted in connection with its exercise of its rights hereunder. It is further understood and agreed that this Agreement is made subject to any rights of way or easements of the Board of Mississippi Levee Commissioners.
9.
     Any notice(s) hereunder shall be in writing, and if to Cotton Club, shall be addressed as follows:
Cotton Club of Greenville, Inc.
333 Washington Avenue
Greenville, MS 38701
and if to the City of Greenville, shall be addressed as follows:
Mayor
City of Greenville
Post Office Box 897
Greenville, MS 38702-0897
10.
     It is expressly understood and agreed by the parties hereto that the City gives and grants unto Cotton Club only such interest as it has the authority to grant, if any, and City makes no representation, guaranty or warranty whatsoever to Cotton Club as to City’s authority with respect to the rights herein granted.
11.
     Cotton Club agrees and acknowledges that, as long as Cotton Club possesses any rights hereunder to any portion of City owned property, it will not discriminate by segregation or, otherwise, against any person or persons because of race, color, religion, sex, or national origin; also, Cotton Club shall not refuse to allow the public the use of the facilities herein or restrict the use of the said property herein including any and all services, privileges, accommodations, membership, and/or activities to be conducted on the said premises to any person because of race, color, religion, sex, or national origin.
EXECUTED, this the 1st day of April, 1993.

COTTON CLUB OF GREENVILLE, INC.

By:	/s/ Matthew B. Walker

Matthew B. Walker, President

CITY OF GREENVILLE, MISSISSIPPI

By:	/s/ C. C. “Frank”

C. C. “Frank” Self, Mayor
STATE OF MISSISSIPPI
COUNTY OF WASHINGTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named Matthew B. Walker, President of COTTON CLUB OF GREENVILLE, INC., a Mississippi corporation, who acknowledged that for and on behalf of said corporation as its act and deed he signed and delivered the above and foregoing Agreement on the day and year therein mentioned for the purposes therein stated, after first being authorized so to do.
     GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 31st day of March, 1993.

/s/ [ILLEGIBLE]

Notary Public
My Commission Expires: 4/1/96

STATE OF MISSISSIPPI
COUNTY OF WASHINGTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named C. C. “Frank” Self, who affirmed that he is the Mayor of the City of Greenville, Mississippi, and that in his capacity as same, he executed the above and foregoing Agreement for the purposes therein mentioned, he being duly authorized so to do.
     GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 1st day of April, 1993.

/s/ [ILLEGIBLE]

Notary Public

My Commission Expires:
My Commission Expires February 5, 1996

SECTION A
Moorage, dockage and berthing rights upon a strip 85 feet in width on Lake Ferguson fronting on the Greenville City wharf, the north line of said strip being contiguous with the south line of the present lease granted by the City of Greenville to the Greenville Yacht Club; the east line being the water’s edge of Lake Ferguson as it rises and falls; the south line being 85 feet south of and parallel to the aforementioned Greenville Yacht Club south lease line; and said strip shall extend in a westerly direction into Lake Ferguson for an adequate distance from the water’s edge of Lake Ferguson, as it rises and falls, to properly moor, dock and/or berth the Cotton Club’s gaming casino ship, support vessels and facilities; all as is shown as “Area 1” on the map or plat attached hereto and made a part hereof by reference as if fully set out herein.
AND ALSO:
The grant by the City of Greenville to Cotton Club of the right and permission to construct, attach and maintain one or more suitable ingress and egress bridges, or ramps, and utility lines and facilities, between Cotton Club’s floating facilities and the Greenville City wharf, as is indicated generally on said map or plat, and labeled “Bridge”, although it is understood and agreed that the location, size and configuration of any such bridge or bridges and/or utility lines and facilities as actually to be constructed are not intended to be shown by said map or plat and are indicated thereon for purposes of illustration only.
AND ALSO:
The grant by the City of Greenville to Cotton Club of the right to construct, install and maintain mooring dolphins as is generally shown on said map or plat, although it is understood and agreed that the location, size and configuration of any such dolphins as actually constructed are not intended to be shown by said map or plat and the dolphins indicated thereon are for purposes of illustration only.
SECTION B
A tract of land 210 feet wide, the south line of which shall be the north edge of the paved City wharf, the east line of which is the west edge of the access concrete sidewalk into Schelben Park, the north line of which is 210 feet north of and parallel to the north edge of the concrete City wharf, and the west line of which is the water’s edge of lake Ferguson, as it rises and falls, said tract of land being shown as “Area 2” on the map or plat attached hereto and made a part hereof by reference as if fully set out herein.

BOOK 1565 PAGE 359

PLAN VIEW
SOUTH LINE OF COTTON CLUB CASINO, INC. LEASE
SOUTH LINE OF THE GREENVILLE YACHT CLUB LEASE
AREA "1"
TRI-POD PILE MOORING DOLPHIN (5 TOTAL)
LAKE FERGUSON
LOW WATER
CASINO VESSEL
BARGE
EXISTING YACHT CLUB
BRIDGE
SINGLE PILE MOORING DOLPHIN (5 TOTAL)
AREA "2"
CONCRETE WALK
SCHELBEN PARK
CONCRETE WHARF
HIGH WATER
LEVEE
MAIN ST.
NORTH
SCALE